UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 14, 2016

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.
See MANAGEMENT’S DISCUSSION AND ANALYSIS - OVERVIEW - “Proposed Merger with AGL Resources” of The Southern Company (“Southern Company”) in Item 7 and Note 12 to the financial statements of Southern Company under “Southern Company - Proposed Merger with AGL Resources” in Item 8 of Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”) for information regarding the proposed merger of a wholly-owned, direct subsidiary of Southern Company (“Merger Sub”) with and into AGL Resources Inc. (“AGL Resources”) on the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of August 23, 2015, among Southern Company, AGL Resources, and Merger Sub (the “Merger”). See also MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Retail Regulatory Matters - Georgia Power - Rate Plans” of Southern Company and MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Retail Regulatory Matters - Rate Plans” of Georgia Power Company (“Georgia Power”) in Item 7 and Note 3 to the financial statements of Southern Company under “Retail Regulatory Matters - Georgia Power - Rate Plans” and of Georgia Power under “Retail Regulatory Matters - Rate Plans” in Item 8 of each company’s Form 10-K for information concerning Georgia Power’s Alternative Rate Plan approved by the Georgia Public Service Commission (“PSC”) for Georgia Power for the years 2014 through 2016 (the “2013 ARP”) and Georgia Power’s requirement to file a general base rate case by July 1, 2016.
On April 14, 2016, the Georgia PSC voted to approve the settlement agreement among Southern Company, AGL Resources, Atlanta Gas Light Company (“Atlanta Gas Light”), a subsidiary of AGL Resources, all intervening gas marketers, all other intervenors, and the

Georgia PSC Staff (the “Merger Settlement Agreement”), as filed with the Georgia PSC on April 4, 2016, including approval of the Merger.
Pursuant to the terms and conditions of the Merger Settlement Agreement, among other items: (1) Georgia Power’s 2013 ARP will continue in effect until December 31, 2019 and Georgia Power will be required to file its next retail rate case on July 1, 2019; (2) Georgia Power and SouthStar Energy Services, LLC d/b/a Georgia Natural Gas (“GNG”), a subsidiary of AGL Resources, will be subject to certain market conditions with respect to the separation of their operations for a period of at least three years following the closing of the Merger, including (a) prohibition of joint sales teams and combination billing, (b) prohibition of Georgia Power call center or customer service representatives encouraging or recommending the selection of GNG as a gas marketer, and (c) prohibition of sharing customer information; and (3) (i) through December 31, 2019, Georgia Power and Atlanta Gas Light (the “Utilities”) will retain the Merger savings, net of transition costs, as defined in the Merger Settlement Agreement, (ii) through December 31, 2022, net Merger savings will be shared on a 60/40 basis between customers and the Utilities, and (iii) thereafter, all Merger savings will be retained by customers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:April 14, 2016	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Corporate Secretary

GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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